Exhibit 99

CBS CORPORATION REPORTS 2017 FOURTH QUARTER
AND FULL YEAR RESULTS

Fourth Quarter Revenues of $3.9 Billion, Up 11%
Fourth Quarter Diluted EPS from Continuing Operations of $.10; Adjusted Diluted EPS of $1.20, Up 8%
Full Year Revenues of $13.7 Billion, Up 4%
Full Year Diluted EPS from Continuing Operations of $3.22; Adjusted Diluted EPS of $4.40, Up 7%

NEW YORK, February 15, 2018 - CBS Corporation (NYSE: CBS.A and CBS) today reported results for the 2017 fourth quarter and full year, including all-time quarterly and annual highs in revenues and adjusted diluted earnings per share (“EPS”).
“I’m very pleased to report that CBS turned in outstanding fourth-quarter results, including double-digit revenue growth and our 32nd consecutive quarter of EPS growth, capping off a very strong year in 2017,” said Leslie Moonves, Chairman and Chief Executive Officer, CBS Corporation. “The CBS Corporation produces many of the most-valuable programming franchises in the world, reaching more viewers than anyone else. This gives us a tremendous advantage as streaming becomes more central to our distribution strategy. As a result, we now have nearly five million subscribers at CBS All Access and Showtime OTT combined. When you add this to our retrans and skinny bundle subscribers, our total subscriber base continues to grow at an accelerated pace. With the backdrop of this changing business model, and the completed separation of our radio business during the fourth quarter, we now have even greater visibility into our operations. Specifically, we expect 2018 to be another strong year for the CBS Corporation, with revenue growth in the high-single digits and EPS growth in the high teens from the record $4.40 we’re reporting to you today. So we feel very good about the growth path before us, and we continue to have great confidence in our ability to deliver for our shareholders.”

Fourth Quarter 2017 Results
Revenues for the fourth quarter of 2017 increased 11% to a record $3.92 billion from $3.52 billion for the fourth quarter of 2016. Content licensing and distribution revenues grew 33%, driven by strong growth from both domestic and international licensing sales. Affiliate and subscription fee revenues were up 20%, led by 31% growth in retransmission revenues and fees from CBS Television Network affiliated stations as well as growth from digital initiatives, including the Company’s owned streaming subscription services. Advertising revenues decreased 3% due to record political advertising sales in the fourth quarter of 2016.
Operating income for the fourth quarter of 2017 was $343 million compared with $484 million for the prior-year period. Adjusted operating income of $739 million increased 1% despite significantly lower high-margin political advertising sales and an increased investment in programming, including for the Company’s digital growth initiatives. Adjusted operating income excludes restructuring charges and charges associated with pension derisking activities during the fourth quarter of 2017 and 2016.
Net earnings from continuing operations were $40 million for the fourth quarter of 2017 compared with $271 million for the same quarter last year. Comparability was affected by several discrete items, including the aforementioned charges and a charge of $129 million in the fourth quarter of 2017 associated with the enactment of federal tax legislation. Adjusted net earnings from continuing operations of $455 million increased 6% from $428 million, driven by the higher adjusted operating income and a lower effective income tax rate in 2017 compared with the prior year.
For the fourth quarter of 2017, the Company reported a net loss of $41 million compared with a net loss of $113 million for the fourth quarter of 2016. The results of CBS Radio Inc. (“CBS Radio”) have been included in discontinued operations through the date of its disposition. For the fourth quarter of 2017, the results included a noncash loss recognized in connection with the split-off of CBS Radio, and for the fourth quarter of 2016, the results included an impairment charge at CBS Radio. Adjusted net earnings for the fourth quarter of 2017 decreased 1% to $473 million from $476 million for the same prior-year period.
Diluted EPS from continuing operations for the fourth quarter of 2017 was $.10 compared with $.63 for the same quarter in 2016. Adjusted diluted EPS grew 8% to $1.20 from $1.11, driven by lower weighted average shares outstanding resulting from the shares retired in connection with the split-off of CBS Radio and the Company’s share repurchase program.
Details of the discrete items excluded from financial results and reconciliations of adjusted results to their most directly comparable GAAP financial measures are included at the end of this earnings release.

Split-off of CBS Radio Inc.
On November 17, 2017, the Company announced the completion of the split-off of CBS Radio through an exchange offer, in which the Company accepted 17.9 million shares of CBS Corp. Class B Common Stock from its stockholders in exchange for the 101.4 million shares of CBS Radio common stock that it owned. Immediately following the exchange offer, CBS Radio was combined with a subsidiary of Entercom Communications Corp. (“Entercom”) in a merger, and each share of CBS Radio common stock was converted into one share of Entercom Class A common stock. CBS Radio has been presented in discontinued operations in the consolidated financial statements for all periods presented.

Pension Settlement
During the fourth quarter of 2017, the Company purchased a group annuity contract, under which an insurance company has permanently assumed the Company’s obligation to pay and administer pension benefits to certain of the Company’s pension plan participants, or their designated beneficiaries, who had been receiving pension benefits. The purchase of this group annuity contract reduced the Company’s outstanding pension benefit obligation by approximately $800 million, representing approximately 20% of the total obligations of the Company’s qualified pension plans, and was funded with pension plan assets. In connection with this transaction, the Company recorded a one-time accounting charge of $352 million in the fourth quarter of 2017, reflecting the accelerated recognition of a portion of unamortized actuarial losses in the plan. Additionally, during the fourth quarter of 2017, the Company made a discretionary contribution of $500 million to prefund its qualified plans.
Free Cash Flow, Balance Sheet and Liquidity
For the fourth quarter of 2017, operating cash flow from continuing operations was an outflow of $142 million, which included a discretionary contribution of $500 million to prefund the Company’s qualified pension plans, compared with an inflow of $337 million for the same prior-year period. For the 2017 full year, operating cash flow from continuing operations was $793 million compared with $1.45 billion for 2016. Operating cash flow for the full year 2017 included discretionary contributions of $600 million to prefund the Company’s qualified pension plans and for 2016 included CBS’s broadcast of Super Bowl 50. Operating cash flow from continuing operations for 2017 benefited from higher affiliate and subscription fee revenues. Free cash flow was $102 million for the fourth quarter of 2017 compared with $252 million for the same prior-year period, and for the 2017 full year it was $989 million compared with $1.26 billion in 2016.
In November 2017, the Company issued $400 million of 2.90% senior notes due 2023 and $500 million of 3.70% senior notes due 2028. The Company used the net proceeds from these issuances to redeem its $500 million outstanding 5.75% senior notes due 2020. The remaining net proceeds were used for general corporate purposes, including the aforementioned fourth quarter contribution to the Company’s pension plans and the repayment of short-term borrowings, including commercial paper.

Full Year 2017 Results
Full year 2017 revenues increased 4% to a record $13.69 billion from $13.17 billion in 2016. The growth was led by 26% higher affiliate and subscription fee revenues, driven by 27% higher retransmission revenues and fees from CBS Television Network affiliated stations; Showtime Networks’ distribution of the Floyd Mayweather/Conor McGregor pay-per-view boxing event; and growth from digital initiatives, including the Company’s owned streaming subscription services. Content licensing and distribution revenues also contributed to the revenue increase and were up 8%, reflecting growth in international and domestic licensing sales. These increases were partially offset by 9% lower advertising revenues, mainly resulting from the 2016 broadcast of Super Bowl 50 on the CBS Television Network and record political advertising sales in the prior-year period.
Operating income decreased 8% to $2.42 billion for 2017 from $2.62 billion for 2016. Operating income for both years included charges for pension settlements and restructuring activities which affected comparability. Adjusted operating income decreased 1% to $2.82 billion in 2017 from $2.86 billion in 2016, reflecting a mix of lower-margin revenues in 2017 and an increased investment in programming.
Net earnings from continuing operations were $1.31 billion for 2017 compared with $1.55 billion for 2016. Comparability was affected by several discrete items, including the aforementioned charges and a charge in 2017 associated with the enactment of federal tax legislation. Adjusted net earnings from continuing operations increased 3% to $1.71 billion for 2017 from $1.66 billion mainly reflecting a lower effective income tax rate in 2017.
Net earnings were $357 million for 2017 compared with $1.26 billion for 2016. Net earnings included the results of CBS Radio through the date of its disposition, which are presented in discontinued operations. For 2017, discontinued operations included a net loss of $105 million from the split-off of CBS Radio and a market value adjustment of $980 million recorded prior to the split-off to reduce the carrying value of CBS Radio, and for 2016 included impairment charges of $444 million ($427 million, net of tax) at CBS Radio. Adjusted net earnings were down 3% to $1.79 billion for 2017 from $1.84 billion for 2016.
Diluted EPS from continuing operations was $3.22 for 2017 compared with $3.46 for 2016. Adjusted diluted EPS for 2017 was $4.40, up 7% from $4.11 in 2016, benefiting from lower shares outstanding. During 2017, the Company repurchased a total of 34.1 million shares, including the shares retired in connection with the split-off of CBS Radio.
Details of the discrete items excluded from financial results, and reconciliations of adjusted results to their most directly comparable GAAP financial measures, are included at the end of this earnings release.

Consolidated and Segment Results (dollars in millions)
The tables below present the Company’s revenues by segment and type; operating income (loss) excluding pension settlement charges, restructuring and merger and acquisition-related costs, and other operating items, net, by segment (“Segment Operating Income”); and depreciation and amortization by segment for the three and twelve months ended December 31, 2017, and 2016.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues by Segment	2017	2016	2017	2016
Entertainment	$2,818	$2,394	$9,164	$8,877
Cable Networks	547	501	2,501	2,160
Publishing	235	209	830	767
Local Media	450	526	1,668	1,779
Corporate/Eliminations	(129)	(112)	(471)	(417)
Total Revenues	$3,921	$3,518	$13,692	$13,166

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues by Type	2017	2016	2017	2016
Advertising	$1,745	$1,796	$5,753	$6,288
Content licensing and distribution	1,191	893	3,952	3,673
Affiliate and subscription fees	923	770	3,758	2,978
Other	62	59	229	227
Total Revenues	$3,921	$3,518	$13,692	$13,166

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Segment Operating Income (Loss)	2017	2016	2017	2016
Entertainment	$465	$371	$1,554	$1,519
Cable Networks	201	219	996	959
Publishing	44	36	132	119
Local Media	137	216	492	618
Corporate	(108)	(109)	(355)	(354)
Adjusted Operating Income	739	733	2,819	2,861
Pension settlement charges	(352)	(211)	(352)	(211)
Restructuring and merger and acquisition-related costs	(63)	(38)	(63)	(38)
Other operating items, net	19	—	19	9
Total Operating Income	$343	$484	$2,423	$2,621

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Depreciation and Amortization	2017	2016	2017	2016
Entertainment	$30	$29	$115	$117
Cable Networks	6	6	23	23
Publishing	1	2	6	6
Local Media	11	11	45	44
Corporate	9	9	34	35
Total Depreciation and Amortization	$57	$57	$223	$225

Entertainment (CBS Television Network, CBS Television Studios, CBS Studios International, CBS Television Distribution, Network Ten, CBS Interactive, and CBS Films)
Entertainment revenues of $2.82 billion for the fourth quarter of 2017 increased 18% from $2.39 billion for the same prior-year period. This increase was led by 38% growth in content licensing and distribution revenues, driven by strong growth in both domestic and international licensing sales. Affiliate and subscription fees also contributed to the revenue increase and were up 40%, led by higher station affiliation fees and growth from digital initiatives, including CBS All Access and third-party live television streaming offerings. Advertising revenues increased 4% for the quarter, driven by the inclusion of the results of Network Ten, one of three major commercial broadcast networks in Australia, which the Company acquired in mid-November.
Entertainment operating income of $465 million for the fourth quarter of 2017 increased 25% from $371 million for the same prior-year period, primarily reflecting the revenue growth, which was partially offset by an increased investment in programming, including costs for CBS All Access.
Cable Networks (Showtime Networks, CBS Sports Network, and Smithsonian Networks)
Cable Networks revenues of $547 million for the fourth quarter of 2017 increased 9% from $501 million for the same prior-year period, driven by higher revenues from the Showtime digital streaming subscription offering and growth from the licensing of Showtime content.
Cable Networks operating income of $201 million for the fourth quarter of 2017 decreased 8% to $219 million for the same prior-year period, reflecting an increased investment in programming.
Publishing (Simon & Schuster)
Publishing revenues of $235 million for the fourth quarter of 2017 increased 12% from $209 million for the same prior-year period. This increase was led by higher print book sales and digital audio sales. Bestselling titles for the fourth quarter of 2017 included Leonardo da Vinci by Walter Isaacson, Principles by Ray Dalio, and It by Stephen King.
Publishing operating income of $44 million for the fourth quarter of 2017 increased 22% from $36 million for the same prior-year period, mainly reflecting the higher revenues.

Local Media (CBS Television Stations)
Local Media revenues of $450 million for the fourth quarter of 2017 decreased 14% from $526 million for the same quarter in 2016, which benefited from record political advertising sales. Growth in retransmission revenues partially offset the decline.
Local Media operating income for the fourth quarter of 2017 of $137 million decreased 37% from $216 million for the same prior-year period, primarily reflecting the decline in high-margin political advertising sales.
Corporate
Corporate expenses for the fourth quarter of 2017 decreased 1% to $108 million from $109 million for the same prior-year period, primarily reflecting lower employee-related costs.

About CBS Corporation
CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand - “the Eye” - one of the most-recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, local TV, film, and interactive and socially responsible media. CBS’ businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), Network Ten Australia, CBS Television Studios, CBS Studios International, CBS Television Distribution, CBS Consumer Products, CBS Home Entertainment, CBS Interactive, CBS Films, Showtime Networks, CBS Sports Network, Pop (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, and CBS EcoMedia.
For more information, go to www.cbscorporation.com.

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements, including the Company’s expectations concerning its revenues and EPS for 2018. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: changes in the public acceptance of the Company’s content; advertising market conditions generally; changes in technology and its effect on competition in the Company’s markets; changes in the federal communications laws and regulations; the impact of piracy on the Company’s products; the impact of the consolidation in the market for the Company’s content; the impact of negotiations or the loss of affiliation agreements or retransmission agreements; effects relating to the Company exploring, entering into, and/or consummating any potential transaction with Viacom Inc.; the impact of union activity, including possible strikes or work stoppages or the Company’s inability to negotiate favorable terms for contract renewals; other domestic and global economic, business, competitive and/or other regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s most recent Form 10-K, Form 10-Qs and Form 8-Ks. The forward-looking statements included in this document are made only as of the date of this document and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:
Press:	Investors:
Gil Schwartz	Adam Townsend
Senior Executive Vice President and Chief Communications Officer	Executive Vice President, Corporate Finance and Investor Relations
(212) 975-2121	(212) 975-5292
gdschwartz@cbs.com	adam.townsend@cbs.com

Dana McClintock	David Bank
Executive Vice President of Communications	Senior Vice President, Investor Relations
(212) 975-1077	(212) 975-6106
dlmcclintock@cbs.com	david.bank@cbs.com

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Revenues	$3,921	$3,518	$13,692	$13,166
Operating income	343	484	2,423	2,621
Interest expense	(121)	(107)	(457)	(411)
Interest income	19	10	64	32
Loss on early extinguishment of debt	(44)	—	(49)	—
Other items, net	(11)	(5)	(2)	(12)
Earnings from continuing operations before income taxes	186	382	1,979	2,230
Provision for income taxes	(154)	(104)	(633)	(628)
Equity in earnings (loss) of investee companies, net of tax	8	(7)	(37)	(50)
Net earnings from continuing operations	40	271	1,309	1,552
Net loss from discontinued operations, net of tax	(81)	(384)	(952)	(291)
Net earnings (loss)	$(41)	$(113)	$357	$1,261
Basic net earnings (loss) per common share:
Net earnings from continuing operations	$.10	$.64	$3.26	$3.50
Net loss from discontinued operations	$(.21)	$(.91)	$(2.37)	$(.66)
Net earnings (loss)	$(.10)	$(.27)	$.89	$2.84

Diluted net earnings (loss) per common share:
Net earnings from continuing operations	$.10	$.63	$3.22	$3.46
Net loss from discontinued operations	$(.21)	$(.90)	$(2.34)	$(.65)
Net earnings (loss)	$(.10)	$(.26)	$.88	$2.81

Weighted average number of common shares outstanding:
Basic	391	424	401	444
Diluted	395	429	407	448

Dividends per common share	$.18	$.18	$.72	$.66

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	At	At
	December 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$285	$598
Receivables, net	3,697	3,314
Programming and other inventory	1,828	1,427
Prepaid expenses and other current assets	462	419
Current assets of discontinued operations	1	305
Total current assets	6,273	6,063
Property and equipment	3,051	2,935
Less accumulated depreciation and amortization	1,771	1,694
Net property and equipment	1,280	1,241
Programming and other inventory	2,881	2,439
Goodwill	4,891	4,864
Intangible assets	2,666	2,633
Other assets	2,840	2,707
Assets of discontinued operations	12	4,291
Total Assets	$20,843	$24,238
Liabilities and Stockholders’ Equity
Accounts payable	$231	$148
Participants’ share and royalties payable	986	1,024
Program rights	373	290
Commercial paper	679	450
Current portion of long-term debt	19	23
Accrued expenses and other current liabilities	1,652	1,618
Current liabilities of discontinued operations	32	155
Total current liabilities	3,972	3,708
Long-term debt	9,464	8,902
Other liabilities	5,387	5,488
Liabilities of discontinued operations	42	2,451
Total Stockholders’ Equity	1,978	3,689
Total Liabilities and Stockholders’ Equity	$20,843	$24,238

CBS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Twelve Months Ended
	December 31,
	2017	2016
Operating Activities:
Net earnings	$357	$1,261
Less: Net loss from discontinued operations	(952)	(291)
Net earnings from continuing operations	1,309	1,552
Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities from continuing operations:
Depreciation and amortization	223	225
Stock-based compensation	179	165
Net gain on disposition and write-down of assets	(9)	(18)
Equity in loss of investee companies, net of tax and distributions	38	53
Change in assets and liabilities, net of investing and financing activities	(947)	(523)
Net cash flow provided by operating activities from continuing operations	793	1,454
Net cash flow provided by operating activities from discontinued operations	94	231
Net cash flow provided by operating activities	887	1,685
Investing Activities:
Acquisitions (including acquired television library), net of cash acquired	(270)	(92)
Capital expenditures	(185)	(196)
Investments in and advances to investee companies	(110)	(81)
Proceeds from sale of investments	10	—
Proceeds from dispositions	11	20
Other investing activities	21	15
Net cash flow used for investing activities from continuing operations	(523)	(334)
Net cash flow used for investing activities from discontinued operations	(24)	(6)
Net cash flow used for investing activities	(547)	(340)
Financing Activities:
Proceeds from short-term debt borrowings, net	229	450
Proceeds from issuance of senior notes	1,773	684
Repayment of senior notes and debentures	(1,244)	(199)
Proceeds from debt borrowings of CBS Radio	40	1,452
Repayment of debt borrowings of CBS Radio	(43)	(110)
Payment of capital lease obligations	(18)	(18)
Dividends	(296)	(288)
Purchase of Company common stock	(1,111)	(2,997)
Payment of payroll taxes in lieu of issuing shares for stock-based compensation	(89)	(58)
Proceeds from exercise of stock options	91	21
Excess tax benefit from stock-based compensation	—	17
Other financing activities	(9)	—
Net cash flow used for financing activities	(677)	(1,046)
Net (decrease) increase in cash and cash equivalents	(337)	299
Cash and cash equivalents at beginning of year (includes $24 (2017) and $6 (2016) of discontinued operations cash)	622	323
Cash and cash equivalents at end of year (includes $24 (2016) of discontinued operations cash)	$285	$622

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited; in millions)
Adjusted Operating Income and Segment Operating Income

The following tables set forth the Company’s Adjusted Operating Income for the three and twelve months ended December 31, 2017 and 2016. The Company defines “Adjusted Operating Income” as operating income excluding pension settlement charges, restructuring charges, merger and acquisition-related costs, and other operating items, net, each where applicable. For each individual reportable segment Adjusted Operating Income is also known as “Segment Operating Income.” The Company presents Segment Operating Income as the primary measure of profit and loss for its reportable segments in accordance with Financial Accounting Standards Board (“FASB”) guidance for segment reporting.
The Company uses Adjusted Operating Income (or Segment Operating Income for each segment), as well as Adjusted Operating Income Margin, to, among other things, evaluate the Company’s operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of the Company’s operational strength and business performance. The Company believes these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by the Company’s management, help improve investors’ understanding of the Company’s operating performance, and make it easier for investors to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these are among the primary measures used externally by the Company’s investors, analysts and industry peers for purposes of valuation and for the comparison of the Company’s operating performance to other companies in its industry, and to compare the Company’s year-over-year results.
Because Adjusted Operating Income is a measure of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), it should not be considered in isolation of, or as a substitute for, operating income or net earnings (loss) as an indicator of operating performance. Adjusted Operating Income, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As Adjusted Operating Income excludes certain financial information that is included in operating income and net earnings (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded. The Company provides the following reconciliation of Adjusted Operating Income to operating income and net earnings (loss).

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)

	Three Months Ended December 31,
	2017	2016
Adjusted operating income	$739	$733
Pension settlement charges	(352)	(211)
Restructuring and merger and acquisition-related costs	(63)	(38)
Other operating items, net	19	—
Operating income	343	484
Interest expense	(121)	(107)
Interest income	19	10
Loss on early extinguishment of debt	(44)	—
Other items, net	(11)	(5)
Earnings from continuing operations before income taxes	186	382
Provision for income taxes	(154)	(104)
Equity in earnings (loss) of investee companies, net of tax	8	(7)
Net earnings from continuing operations	40	271
Net loss from discontinued operations, net of tax	(81)	(384)
Net loss	$(41)	$(113)

	Twelve Months Ended December 31,
	2017	2016
Adjusted operating income	$2,819	$2,861
Pension settlement charges	(352)	(211)
Restructuring and merger and acquisition-related costs	(63)	(38)
Other operating items, net	19	9
Operating income	2,423	2,621
Interest expense	(457)	(411)
Interest income	64	32
Loss on early extinguishment of debt	(49)	—
Other items, net	(2)	(12)
Earnings from continuing operations before income taxes	1,979	2,230
Provision for income taxes	(633)	(628)
Equity in loss of investee companies, net of tax	(37)	(50)
Net earnings from continuing operations	1,309	1,552
Net loss from discontinued operations, net of tax	(952)	(291)
Net earnings	$357	$1,261

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions)
Free Cash Flow
The Company defines free cash flow as its net cash flow provided by (used for) operating activities before operating cash flow from discontinued operations and discretionary contributions to prefund the Company’s pension plans, and less capital expenditures. The Company’s calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to the Company’s operations. Free cash flow excludes discretionary contributions to prefund the Company’s pension plans because management assesses the Company’s ability to generate operating cash flows without considering the impact from discretionary pension contributions, and decisions regarding the timing of pension plan funding are not dependent on the level of operating cash flows generated during the period. The Company’s net cash flow provided by (used for) operating activities is the most directly comparable GAAP financial measure.
Management believes free cash flow provides investors with an important perspective on the cash available to the Company to service debt, make strategic acquisitions and investments, maintain its capital assets, satisfy its tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of the Company’s operating performance. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from the Company’s underlying operations in a manner similar to the method used by management. Free cash flow is one of several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by the Company’s investors, analysts and industry peers for purposes of valuation and comparison of the Company’s operating performance to other companies in its industry.
As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. When comparing free cash flow to net cash flow provided by (used for) operating activities, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are not reflected in free cash flow. The following table presents a reconciliation of the Company’s free cash flow to net cash flow provided by (used for) operating activities:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net cash flow (used for) provided by operating activities	$(100)	$379	$887	$1,685
Capital expenditures	(73)	(85)	(185)	(196)
Exclude discretionary pension plan contributions, net of tax	(317)	—	(381)	—
Exclude operating cash flow from discontinued operations	42	42	94	231
Free cash flow	$102	$252	$989	$1,258
The following table presents a summary of the Company’s cash flows:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net cash flow (used for) provided by operating activities	$(100)	$379	$887	$1,685
Net cash flow used for investing activities	$(130)	$(159)	$(547)	$(340)
Net cash flow provided by (used for) financing activities	$341	$223	$(677)	$(1,046)

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

2017 and 2016 Adjusted Results
The following tables reconcile adjusted financial results to their most directly comparable GAAP financial measures. The Company believes that adjusting its financial results for the impact of these items is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management; provides a clearer perspective on the underlying performance of the Company; and makes it easier for investors, analysts, and peers to compare the Company’s operating performance to other companies in its industry and to compare the Company’s year-over-year results.

	Three Months Ended December 31, 2017
	Reported	Pension Settlement Charge (a)	Restructuring Charges (b)	Tax Items (c)	Other (d)	Discontinued Operations Items (e)	Adjusted
Revenues	$3,921	$—	$—	$—	$—	$—	$3,921
Operating income	$343	$352	$63	$—	$(19)	$—	$739

Operating income margin (f)	9%						19%

Interest expense	(121)	—	—	—	—	—	(121)
Interest income	19	—	—	—	—	—	19
Loss on early extinguishment of debt	(44)	—	—	—	44	—	—
Other items, net	(11)	—	—	—	8	—	(3)
Earnings from continuing operations before income taxes	186	352	63	—	33	—	634
Provision for income taxes	(154)	(115)	(24)	129	(23)	—	(187)
Effective income tax rate	82.8%						29.5%

Equity in loss of investee companies, net of tax	8	—	—	—	—	—	8
Net earnings from continuing operations	40	237	39	129	10	—	455
Net earnings (loss) from discontinued operations, net of tax	(81)	—	—	3	—	96	18
Net earnings (loss)	$(41)	$237	$39	$132	$10	$96	$473
Diluted EPS from continuing operations	$.10	$.60	$.10	$.33	$.03	$—	$1.15
Diluted EPS	$(.10)	$.60	$.10	$.33	$.03	$.24	$1.20
Diluted weighted average number of common shares outstanding	395						395

(a)	Reflects a pension settlement charge resulting from the transfer of pension obligations to an insurance company through the purchase of a group annuity contract.

(b)	Reflects restructuring charges at Entertainment, Publishing, Local Media and Corporate primarily for the reorganization of certain business operations.
(c) Reflects a net provisional charge resulting from the enactment of federal tax legislation in December 2017.
(d) Includes a net gain relating to the disposition of property and equipment, a charge for the early extinguishment of debt and the write-down of an investment to its fair value.

(e)	Reflects a loss on the split-off of CBS Radio and adjustments to the loss on disposal of the Company’s Outdoor advertising business.

(f)	Operating income margin is defined as Operating Income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Three Months Ended December 31, 2016
	Reported	Pension Settlement Charge (a)	Restructuring and Merger and Acquisition-Related Costs (b)	Discontinued Operations Items (c)	Other (d)	Adjusted
Revenues	$3,518	$—	$—	$—	$—	$3,518
Operating income	$484	$211	$38	$—	$—	$733

Operating income margin (e)	14%					21%

Interest expense	(107)	—	—	—	—	(107)
Interest income	10	—	—	—	—	10
Other items, net	(5)	—	—	—	—	(5)
Earnings from continuing operations before income taxes	382	211	38	—	—	631
Provision for income taxes	(104)	(81)	(15)	—	—	(200)
Effective income tax rate	27.2%					31.7%

Equity in earnings of investee companies, net of tax	(7)	—	—	—	4	(3)
Net earnings from continuing operations	271	130	23	—	4	428
Net earnings (loss) from discontinued operations, net of tax	(384)	—	—	432	—	48
Net earnings	$(113)	$130	$23	$432	$4	$476
Diluted EPS from continuing operations	$.63	$.30	$.05	$—	$.01	$1.00
Diluted EPS	$(.26)	$.30	$.05	$1.01	$.01	$1.11
Diluted weighted average number of common shares outstanding	429					429

(a)	Reflects a charge for the settlement of pension obligations resulting from the completion of the Company’s offer to former employees to receive lump-sum distributions of their pension benefits.

(b)
Reflects restructuring charges at Entertainment, Cable Networks, Publishing, Local Media, and Corporate, primarily for the reorganization of certain business operations, and professional fees associated with merger and acquisition activities.

(c)
Reflects a noncash impairment charge of $444 million ($427 million, net of tax) to reduce the carrying value of CBS Radio’s goodwill and FCC licenses to their fair value and restructuring charges at CBS Radio.

(d)	Reflects the write-down of an international television joint venture to its fair value.

(e)	Operating income margin is defined as Operating Income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Twelve Months Ended December 31, 2017
	Reported	Pension Settlement Charge (a)	Restructuring Charges (b)	Tax Items (c)	Other (d)	Discontinued Operations Items (e)	Adjusted
Revenues	$13,692	$—	$—	$—	$—	$—	$13,692
Operating income	$2,423	$352	$63	$—	$(19)	—	$2,819

Operating income margin (f)	18%						21%

Interest expense	(457)	—	—	—	—	—	(457)
Interest income	64	—	—	—	—	—	64
Loss on early extinguishment of debt	(49)	—	—	—	49	—	—
Other items, net	(2)	—	—	—	8	—	6
Earnings from continuing operations before income taxes	1,979	352	63	—	38	—	2,432
Provision for income taxes	(633)	(115)	(24)	107	(25)	—	(690)
Effective income tax rate	32.0%						28.4%

Equity in loss of investee companies, net of tax	(37)	—	—	—	—	—	(37)
Net earnings from continuing operations	1,309	237	39	107	13	—	1,705
Net earnings from discontinued operations, net of tax	(952)	—	—	(42)	—	1,080	86
Net earnings	$357	$237	$39	$65	$13	$1,080	$1,791
Diluted EPS from continuing operations	$3.22	$.58	$.10	$.26	$.03	$—	$4.19
Diluted EPS	$.88	$.58	$.10	$.16	$.03	$2.65	$4.40
Diluted weighted average number of common shares outstanding	407						407

(a)	Reflects a pension settlement charge resulting from the transfer of pension obligations to an insurance company through the purchase of a group annuity contract.

(b)	Reflects restructuring charges at Entertainment, Publishing, Local Media and Corporate primarily for the reorganization of certain business operations.

(c)
Primarily reflects a net provisional charge of $129 million resulting from the enactment of federal tax legislation in December 2017; a tax benefit of $22 million from the resolution of certain state income tax matters; and, in discontinued operations, a tax benefit from the resolution of a tax matter in a foreign jurisdiction relating to a previously disposed business.

(d)	Includes a net gain relating to the disposition of property and equipment, a charge for the early extinguishment of debt and the write-down of an investment to its fair value.

(e)
Reflects a net loss of $105 million on the split-off of CBS Radio, a market value adjustment of $980 million recorded prior to the split-off to reduce the carrying value of CBS Radio to the value indicated by the stock valuation of Entercom; restructuring charges at CBS Radio; and adjustments to the loss on disposal of the Company’s Outdoor advertising business.

(f)	Operating income margin is defined as Operating Income or Adjusted Operating Income divided by revenues.

CBS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION (continued)
(Unaudited; in millions, except per share amounts)

	Twelve Months Ended December 31, 2016
	Reported	Pension Settlement Charge (a)	Restructuring and Merger and Acquisition-Related Costs (b)	Tax Items (c)	Discontinued Operations Items (d)	Other (e)	Adjusted
Revenues	$13,166	$—	$—	$—	$—	$—	$13,166
Operating income	$2,621	$211	$38	$—	$—	$(9)	$2,861

Operating income margin (f)	20%						22%

Interest expense	(411)	—	—	—	—	—	(411)
Interest income	32	—	—	—	—	—	32
Other items, net	(12)	—	—	—	—	—	(12)
Earnings from continuing operations before income taxes	2,230	211	38	—	—	(9)	2,470
Provision for income taxes	(628)	(81)	(15)	(47)	—	4	(767)
Effective income tax rate	28.2%						31.1%

Equity in loss of investee companies, net of tax	(50)	—	—	—	—	10	(40)
Net earnings from continuing operations	1,552	130	23	(47)	—	5	1,663
Net earnings (loss) from discontinued operations, net of tax	(291)	—	—	36	432	—	177
Net earnings	$1,261	$130	$23	$(11)	$432	$5	$1,840
Diluted EPS from continuing operations	$3.46	$.29	$.05	$(.10)	$—	$.01	$3.71
Diluted EPS	$2.81	$.29	$.05	$(.02)	$.96	$.01	$4.11
Diluted weighted average number of common shares outstanding	448						448

(a)	Reflects a charge for the settlement of pension obligations resulting from the completion of the Company’s offer to former employees to receive lump-sum distributions of their pension benefits.

(b)
Reflects restructuring charges at Entertainment, Cable Networks, Publishing, Local Media, and Corporate, primarily for the reorganization of certain business operations, and professional fees associated with merger and acquisition activities.

(c)
Reflects a one-time tax benefit associated with a multiyear adjustment to a tax deduction, which was approved by the IRS during the third quarter of 2016 and, included in discontinued operations, a charge from the resolution of a tax matter in a foreign jurisdiction relating to a previously disposed business.

(d)
Reflects a noncash impairment charge of $444 million ($427 million, net of tax) to reduce the carrying value of CBS Radio’s goodwill and FCC licenses to their fair value and restructuring charges at CBS Radio.

(e)	Reflects a gain from the sale of an internet business in China, a multiyear, retroactive impact of a new operating tax, and write-downs of an international television joint venture to its fair value.

(f)	Operating income margin is defined as Operating Income or Adjusted Operating Income divided by revenues.